                                     Exhibit 10

THIRD AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as the “Amendment”) made the 11th  day of February 2010 (herein the “Effective Date”), between Lexington Lion Dunwoody, L.P., a Delaware limited partnership, whose address is 230 Park Avenue, New York, New York 10169 (hereinafter referred to as “Lessor”); and ING USA Annuity and Life Insurance Company, a Delaware corporation, with offices at One Orange Way (C4-N), Windsor, Connecticut 06095 (hereinafter referred to as “Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor’s predecessor-in-interest and Lessee’s predecessor-in-interest entered into a Lease Agreement dated April 6, 1998, as modified by First Amendment to Lease dated November 4, 1998 (“First Amendment”) and Second Amendment to Lease Agreement dated June __, 2000 (“Second Amendment”) (hereinafter, collectively, referred to as the “Lease”), whereby Lessee is presently in possession of premises consisting of that certain property containing approximately 15.87 acres, including the building located thereon having an address of 1475 Dunwoody Road, (the “Building”) on the property commonly known as Lot G of Glenlock Corporate Campus, West Whiteland Township, Chester County, Pennsylvania which Building the parties hereto agree for purposes of this Amendment contains approximately 126,444 square feet of space on three (3) floors (hereinafter referred to as the “Existing Premises”) as shown on Exhibit I hereto; and

WHEREAS, Lessee also desires to extend the Term of the Lease, and Lessor is willing to extend the Term of the Lease on the terms and provisions set forth in the Lease, except to the extent provided for herein; and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Lessor and Lessee hereby confirm that the Term of the Lease currently expires on May 31, 2010.

3. The Term of the Lease is hereby extended an additional five (5) years and five (5) months so that the Lease shall now terminate at 11:59 p.m. on October 31, 2015.  The period from June 1, 2010 through October 31, 2015 is hereinafter referred to as the “Extended Term,” and Section 2.1 of the Lease shall be deemed modified accordingly.  Lessee hereby acknowledges to Lessor that during the Extended Term, Lessee is leasing the Existing Premises in its “AS IS”, “WHERE IS” condition.

4. From and After June 1, 2010 Base Rent for the Existing Premises shall be payable in advance on the first day of each calendar month, without demand and without counterclaim, offset or deduction as follows:

PERIOD	ANNUAL BASE RENT	MONTHLY BASE RENT	P.S.F
June 1, 2010 through October 31, 2010	$0	$0	$0
November 1, 2010 through October 31, 2011	$1,390,844.00	$115,907.00	$11.00
November 1, 2011 through October 31, 2012	$1,454,106.00	$121,175.50	$11.50
November 1, 2012 through October 31, 2013	$1,517,328.00	$126,444.00	$12.00
November 1, 2013 through October 31, 2014	$1,580,550.00	$131,712.50	$12.50
November 1, 2014 through October 31, 2015	$1,643,772.00	$136,981.00	$13.00

Provided no Event of Default exists at such time, Lessee shall not be obligated to pay Base Rent for the period from June 1, 2010 through October 31, 2010.  Notwithstanding the foregoing, Lessee shall be obligated to fulfill all of its other obligations under the Lease during such period including by way of example, but not limitation, its obligation to pay Operating Expenses and all other Additional Rent.

5. In consideration of Lessee entering into this Amendment provided no Event of Default exists, Lessor hereby agrees to provide Lessee with an allowance in the amount of Two Million Two Hundred Twelve Thousand Seven Hundred Seventy and 00/100 ($2,212,770) Dollars (hereinafter referred to as the “Allowance”) to be applied in Lessee’s sole discretion towards the cost of the work to be performed to the Premises (whether hard or soft costs), including without limitation, labor, materials, equipment, design costs, moving costs and legal costs, furniture, or as a credit against Base Rent coming due under the Lease.  Lessor shall pay the Allowance upon receipt of documents evidencing Lessee’s costs, and supporting lien waivers from all material contractors in excess of Ten Thousand and 00/100 ($10,000) Dollars, in a form reasonably acceptable to Lessor.  Lessee shall have the right at any time to request that any outstanding Allowance be credited against Base Rent until such Allowance is paid or used in full.  Lessee shall also have the right thereafter to apply any outstanding Allowance against subsequent work undertaken by Lessee.  Furthermore, provided no Event of Default exists, if Lessee otherwise complies with all the terms set forth above and Lessor then withholds any portion of the Allowance and such withholding is not done in connection with a good faith dispute of the payment of the Allowance and the Lessee gives written notice to the Lessor at least thirty (30) days in advance, the Lessee may offset the then unpaid portion of the Allowance against the next due installments of Rent until the Allowance has been recouped in full.  Provided no Event of Default exists, any Allowance outstanding upon the termination of this Lease shall be paid to Lessee within thirty (30) days of such termination; provided that in the event of a termination under Paragraph 7 of this Amendment, Lessor shall be obligated only to pay the amount of any outstanding Allowance in excess of the Termination Fee.

6. Section 2.7 of the Lease is hereby deleted and replaced with the following:

Lessee is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

(a) At the time of the exercise of each of the options to renew and at the time of each of said renewals, no Event of Default shall exist, and the Lessee, shall not have sublet, except to any subsidiary, parent or affiliate or successor by way of merger or consolidation or permitted assignee or subtenant for which no Lessor consent is required, more than fifty percent (50%) of the Existing Premises or fifty percent (50%) the Remaining Premises in the event of a Partial Surrender, pursuant to this Lease.

(b) Notice of the exercise of the first option shall be sent to the Lessor in writing by January 31, 2015.  Notice of the exercise of the second option shall be sent to the Lessor in writing by January 31, 2020, TIME HEREBY BEING MADE OF THE ESSENCE in each case.

(c) The renewal terms shall be for the term of five (5) years each, the First Renewal Term, to commence at the expiration of the Extended Term of this Lease and the Second Renewal Term to commence at the expiration of the First Renewal Term, and all of the terms and conditions of this Lease, other than the Base Rent, shall apply during each such Renewal Term.

(d) The Annual Base Rent to be paid during the First Renewal Term (November 1, 2015 through October 31, 2020) shall be fair rental value per square foot at the commencement of the First Renewal Term multiplied by the square footage of the Premises. The Annual Base Rent to be paid during the Second Renewal Term (November 1, 2020 through October 31, 2025) shall be the fair rental value per square foot at the commencement of the Second Renewal Term multiplied by the square footage of the Premises.

In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor.  Should Lessee dispute Lessor’s determination, then the Lessee shall be free to, at the Lessee’s sole cost and expense, employ the services of (i) a real estate appraiser familiar with office buildings located within the Chester County, Pennsylvania area comparable to the Building, who shall be a member of The Appraisal Institute who is unaffiliated with Lessor or Lessee, or (ii) a licensed, commercial real estate broker with a minimum of ten (10) years experience with office buildings located within the Chester County, Pennsylvania area comparable to the Building who is unaffiliated with Lessor or Lessee (the “Appraiser”), and who shall render an appraisal.  If the Lessor and the Lessee’s Appraiser cannot agree on the fair rental value, or in such case, on an independent Appraiser acceptable to both, either party may request the American Arbitration Association to appoint such independent Appraiser who shall be familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two Appraisers and Lessor shall be final and binding upon the parties.  The parties shall share equally in the cost of any such independent appraiser.  Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of the First or Second Renewal Term, as the case may be, the Annual Base Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.  Notwithstanding anything to the contrary above, once the fair rental value for the Renewal Term has been determined pursuant to the foregoing, Lessee shall have fifteen (15) days thereafter to advise Lessor whether Lessee elects to renew the Lease for the Renewal Term at such fair rental value, or to rescind its exercise of the option to renew.  In the event that Lessee rescinds its option to renew, Lessee shall be entitled to remain in the Premises for the greater of (i) ninety (90) days following the determination of the fair rental value or (ii) the expiration of the Term or the First Renewal Term, in effect prior to the exercise of the option to renew.  In the event Lessee elects to rescind its option to renew, it shall pay to Lessor as Additional Rent, all of the costs and expenses incurred by Lessor in connection with determining the fair rental value and if applicable, the negotiations with Lessee in connection with such renewal process which costs shall include by way of example, but not limitation, fees and changes paid to any Appraisers and reasonable attorneys’ fees and costs.  Further, in the event Lessee elects to rescind its renewal option and relocate to another office building in the Chester County, Pennsylvania area, Lessee agrees to provide Lessor with the opportunity to provide a final and best offer so that Lessee will remain at the Building, and Lessee agrees to use good faith efforts to entertain such offer.

7. Provided No Event of Default exists under this Lease, Lessee shall have a one time right to cancel and terminate this Lease and surrender the entire Existing Premises.  In the event Lessee elects to cancel and terminate this Lease and surrender the entire Existing Premises it shall do so effective December 31, 2012 (hereinafter referred to as the “Surrender Date”), provided, as a condition of such cancellation and termination Lessee (i) gives written notice to Lessor of such surrender (the “Surrender Notice”) no later than December 31, 2011, TIME HEREBY BEING MADE OF THE ESSENCE, (ii) delivers to Lessor, a payment in the amount of One Million Three Hundred Sixty Thousand Nine Hundred Seven and 90/100 ($1,360,907.90) Dollars (the “Termination Fee”) representing reimbursement to Lessor for the unamortized Allowance, (iii) continues to fulfill in a timely manner through the Surrender Date all of its obligations under the Lease including the payment of all Base Rent and Additional Rent and (iv) voluntarily delivers possession of the Existing Premises to Lessor on the Surrender Date vacant and “broom clean”, and in good order and repair, free of any liens or encumbrances and in compliance with all applicable provisions of the Lease. Upon request, Lessee shall execute a mutually agreeable Surrender and Acceptance Agreement effective as of the Surrender Date confirming such cancellation.  The Termination Fee shall be payable no later than ninety (90) days prior to the Surrender Date, except that if an Event of Default under Section 12.1(i) in the payment of Rent occurs subsequently, then fifty percent (50%) of the Termination Fee shall be made within thirty (30) days following such Event of Default and the remaining fifty (50%) percent of the Termination Fee shall be made no later than sixty (60) days prior to the Surrender Date.  In the event, the Termination Fee or any portion thereof, as applicable, is not paid in a timely manner and such nonpayment continues for at least ten (10) days following a subsequent notice of nonpayment to Lessee from Lessor, such right of termination shall be rendered null and void.

In the event Lessee elects to surrender the entire Existing Premises then effective as of the Surrender Date, Lessee shall surrender to Lessor all of Lessee’s right, title and interest in and to the Existing Premises, and thereafter all of Lessee’s estate under the Lease in and to the Existing Premises shall be terminated and extinguished as of the Surrender Date.  Upon Lessee complying with its undertakings as set forth herein, Lessor shall accept as of the Surrender Date, such surrender of all of Lessee’s right, title and interest under the Lease in and to the Existing Premises.

Alternatively, instead of surrendering the entire Existing Premises, Lessee shall have the right to surrender as of the Surrender Date either (x) Units 2B and 3B containing approximately forty thousand one hundred seventy-eight (40,178) square feet or (y) Units 1B, 2B and 3B containing approximately fifty-nine thousand nine hundred and ninety-nine (59,999) square feet (such event being a “Partial Surrender,” such selected space being herein the “Partial Surrender Space” and the Existing Premises less such Partial Surrender Space is herein referred to as the “Remaining Premises”), all of such Units as delineated on Exhibit I attached hereto, provided as a condition of such Partial Surrender Lessee (i) gives a Surrender Notice to Lessor of such surrender and designating the Partial Surrender Space by December 31, 2011, TIME HEREBY BEING MADE OF THE ESSENCE, (ii) delivers to Lessor by the Surrender Date a payment in the amount of the (a) Four Hundred Thirty-Two Thousand Four Hundred Thirty-Three and 00/100 ($432,433.00) Dollars, if Lessee has elected to surrender the approximately 40,178 square feet per (x) above or (b) Six Hundred Forty-Five Thousand Seven Hundred Sixty-Five and 03/100 ($645,765.03) Dollars if Lessee has elected to surrender the approximately 59,999 square feet per (y) above (such amount being herein the “Partial Surrender Fee”), (iii) continues to fulfill in a timely manner through the Surrender Date all of its obligations under the Lease including the payment of all Base Rent and Additional Rent and (iv) voluntarily delivers possession of the Partial Surrender Space on the Surrender Date vacant and “broom clean”, and in good order and repair, free of any liens or encumbrances and in compliance with all applicable provisions of the Lease.  The Partial Surrender Fee shall be paid no later than ninety (90) days prior to the Surrender Date, except that if an Event of Default under Section 12.1(i) in the payment of Rent occurs subsequently, then fifty percent (50%) of the Partial Surrender Fee shall be made within thirty (30) days following such Event of Default and the remaining fifty (50%) percent of the Partial Surrender Fee shall be made no later than sixty (60) days prior to the Surrender Date.  In the event, the Partial Surrender Fee or, if applicable, either installment of the Partial Surrender Fee is not paid in a timely manner and such nonpayment continues for at ten (10) days following a subsequent notice of nonpayment to Lessee from Lessor, such right of surrender shall be rendered null and void.  Should Lessee elect a Partial Surrender as provided for herein then effective as of the Surrender Date, Lessee shall surrender to Lessor all of its right, title and interest in and to the Partial Surrender Space, and thereafter all of Lessee’s estate under the Lease in and to the Partial Surrender Space shall be terminated and extinguished as of the Partial Surrender Date.  Upon Lessee complying with its undertakings set forth herein, Lessor shall accept as of the Partial Surrender Date, such surrender of all of Lessee’s right, title and interest under the Lease in and to the Partial Surrender Space.  Upon compliance by Lessee, the parties declare and agree that as of the Partial Surrender Date, the Partial Surrender Space shall be released and discharged from the operation of the Lease and the balance of the Building retained by Lessee, referred to herein as the “Remaining Premises,” shall thereafter be deemed the “Premises”.  Lessor, at its sole costs and expense, shall be responsible for all work that Lessor, at its reasonable discretion following review and consultation with Lessee, elects to perform to separate the Partial Surrender Space from the Remaining Premises and/or to create any common areas, and such costs shall not be includable in Operating Expenses.  Lessor and Lessee acknowledge and agree that the area of the Units described above are approximate and will be verified by remeasurement as provided for in Paragraph 11 below.

8. Notwithstanding any provisions of this Amendment to the contrary, Lessee hereby agrees that Lessee shall remain liable for the payment of, and Lessor agrees that Lessee shall be entitled to the refund for, any Base Rent and Additional Rent relating to the Existing Premises or Partial Surrender Space, as the case may be including any retroactive adjustments thereto which may be payable by, or owed to Lessee, pursuant to the terms and provisions of the Lease for the period up to and including the Surrender Date.

9. In the event of a Partial Surrender, then from and after the Surrender Date, Lessee shall pay to Lessor during the balance of the Extended Term, Base Rent for the Remaining Premises at the same rate per square foot as set forth in Section 4 of this Amendment.

10. Lessee hereby acknowledges that in the event of a Partial Surrender, Lessor will be required to perform certain work to the Building in order for it to be occupied by multiple tenants, all of which work, including any and all work to comply with governmental laws, rules, ordinances, codes and regulation due to such Partial Surrender or otherwise shall be at Lessor’s sole cost and expense, and not includable in Operating Expenses and shall be in accordance with standards for first-class office buildings located in the Chester County, Pennsylvania area to accommodate multi-tenant use of the Building.  Therefore, from and after Lessor’s receipt of Lessee’s Surrender Notice, Lessor and Lessor’s representatives upon at least one (1) day’s prior telephonic notice shall have escorted access to the Existing Premises for purposes of showing the portion being surrendered to prospective tenants during Lessee’s normal business hours.  In connection with any such entry, Lessee agrees to cooperate with Lessor and Lessor’s agents, including but not limited to providing access to the Existing Premises as needed, during Lessee’s normal business hours.  Lessor agrees to use its reasonable efforts to minimize any disruption to Lessee’s business operations, during any such entry into the Existing Premises.

11. In the event of a Partial Surrender then from and after the Surrender Date, the Lease shall be modified as follows:

Section 1.1.1 Lessee Proportionate Share.  Lessee’s Proportionate Share shall be modified to reflect the ratio determined by dividing the gross floor area of the Remaining Premises by the gross floor area of the Building which is believed to be 126,444 gross square feet.  However, since the Building will be divided into a multi tenant Building, Lessor shall at its sole cost and expense cause the Building and the Remaining Premises to be remeasured by a qualified and licensed architect reasonably approved by Lessee in accordance with the Standard Method for Measuring Floor Area in Office Buildings, 1996 Standard, as promulgated by the Building Office and Managers Association for a multi-tenant building who shall determine the Lessee’s Proportionate Share taking into account the rentable floor area and loss factor/add-on factor attendant with a multi-tenant building.  In the event Lessee disputes such measurement it shall have the right within thirty (30) days following its receipt of the initial measurement, at its sole cost and expense, to hire an independent licensed architect to measure the Building and Remaining Premises and report its findings to Lessor and Lessee.  In the event Lessor shall not agree with the determination of Lessee’s architect then within thirty (30) days after Lessor’s receipt of such determination the parties shall select an independent licensed architect acceptable to both Lessor and Lessee who shall select either the measurement of the initial architect or Lessee’s architect, and whose determination will be final and binding upon the parties.  Lessor and Lessee shall share equally the cost of the third selected architect.

A new Section 3.6 (C) shall be added to the Lease as follows:

In the event of a Partial Surrender, then from and after the Surrender Date, Lessor shall assume responsibility for the management and cost of the maintenance, operation, repair, replacement and administration of the Building and common areas, excluding those items that Lessee is responsible for under the Lease, which Lessee responsibility is limited to operation of the cafeteria, security for the Premises and supplemental cooling for Lessee’s data center.  Lessor shall provide such services in a manner that is consistent with similar services furnished to comparable buildings in the Chester County, Pennsylvania area, and to the extent, that Lessee pursuant to the Second Amendment has been paying vendors/contractors directly for certain Operating Expenses, Lessor shall, from and after the aforesaid Surrender Date provide such services for which Lessee shall reimburse Lessor as part of the Operating Expense Adjustment.  Lessee agrees to cooperate with Lessor in connection with Lessor’s management of the Building as a multi-tenant property.  In the event requested by Lessor, in Lessor’s sole discretion, Lessee shall cooperate with Lessor regarding assignment to Lessor of any service or maintenance contracts affecting the Building and common areas (e.g. security access system), provided Lessee is fully released from such contracts.  However, the foregoing shall not be deemed to create an obligation on Lessor’s part to assume any such contracts. Lessee agrees that any service or maintenance contract affecting the Building entered into after the date of this Amendment that has a term which will expire after the Surrender Date, shall provide for cancellation upon thirty (30) days prior notice without payment of premium or penalty.  Lessee acknowledges that from and after the Surrender Date, the Operating Expenses shall mean all of such expenses as are defined and set forth in Section 3.6 of the Lease except that the limitation contained in Section 3.6(A)(iii)(g) is hereby eliminated.

From and after the Surrender Date and notwithstanding anything in the Lease or in this Amendment to the contrary, Section 3.6 shall be modified so that the following expenses, to the extent not already excluded, shall also be excluded from Operating Expenses:

(a) Expenses incurred by Lessor to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing lessee or prospective lessee of the Building and all of Lessor’s work undertaken pursuant to Section 7 of this Amendment;

(b) Expenses incurred by Lessor for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation excluding any deductible paid by Lessor;

(c) Expenses incurred by Lessor to lease space to new Lessees or to retain existing lessees including leasing commissions, advertising and promotional expenditures;

(d) Expenses incurred by Lessor to resolve disputes, enforce or negotiate lease terms with prospective or existing lessees or in connection with any financing, sale or syndication of the Property;

(e) Interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

(f) Expenses for the replacement of any item covered under warranty to the extent of any recovery under that warranty;

(g) Cost to correct any penalty or fine incurred by Lessor due to Lessor’s violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Lessor of any of the Operating Expenses;

(h) Cost of repairs necessitated by Lessor’s negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building construction, materials, or equipment;

(i) Expenses for any item or service provided solely to the Remaining Premises, or any other lessee premises (as distinguished from similar services provided to the Common Areas, such as security or janitorial services) which Lessee or such other lessee pays directly to a third party or separately reimburses Lessor and expenses incurred by Lessor to the extent the same are reimbursable or reimbursed from any other lessees, occupants of the property, or third parties;

(j) Expenses for any item or service not provided to Lessee but exclusively to certain other lessees in the Building;

(k) Any property management or administrative fees for the Building in excess of such fees generally charged by other landlords of comparable first-class office buildings located in the Chester County, Pennsylvania area;

(l) Salaries of (i) employees above the grade of general manager and general engineering manager, and (ii) expenses above the pro rata portion of time spent in connection with the Building or the Land for employees whose time is not spent directly and solely in the operation of the Building or the Land;

(m) Lessor’s general corporate overhead and administrative expenses except if it is solely for the Building;

(n) Reserves;

(o) Fees paid to affiliates of Lessor to the extent that such fees exceed the customary amount charged for the services provided;

(p) The operating expenses incurred by Lessor relative to: (i) retail stores, hotels and any specialty service in the Building or on the Land; or (ii) with the exception of the fees incurred under Section 3.6(A)(iii)(g) as modified herein, any other businesses in the Building or on the Land which requires Lessor to incur operating expenses in excess of those which would have been incurred had such space been occupied for office use;

(q) HVAC modification and replacement obligations necessary to comply with any Clean Air Act requirements and any Environmental Protection Agency regulations requirements, including ASHRAE standards, for the following: maintenance, fresh air, chlorofluorocarbons and hydrochlorofluorocarbons unless compelled by an appropriate governmental agency to comply;

(r) Other items not customarily included as operating expenses for similar first-class buildings located in the Chester County, Pennsylvania area; and

(s) To the extent not already excluded in accordance with the Lease or this Amendment, cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures or which are required in order to comply with governmental laws, rules, ordinances, codes and regulations.

Furthermore, and notwithstanding anything to the contrary herein, “Controllable Operating Expenses” (as hereinafter, defined) on a square foot basis for any Operating Year shall not increase by more than four percent (4.0%) (the “4.0% Cap”), over the Controllable Operating Expense amounts as limited by the 4.0% Cap that was payable by Lessee for the previous Operating Year.  The 4.0% Cap shall be non- cumulative. “Controllable Operating Expenses,” shall mean all Operating Expenses except for real estate taxes, insurance, snow removal and utilities.

Lessee shall have the right, by written notice to Lessor, to examine, to copy and to have an audit conducted of all books and records of Lessor pertaining to Building Operating Expenses for any Computation Year, provided that: (i) Lessee’s request for such audit is made within one year of Lessee’s receipt of Lessor’s statement of Operating Expenses which Lessee wishes to audit; (ii) the audit takes place on mutually agreeable dates during reasonable business hours at the offices of Lessor’s management company, and only after Lessee has given Lessor at least thirty (30) days’ prior written notice of the dates and times Lessee desires to conduct such audit; (iii) such audit shall be conducted by an auditing firm retained by Lessee that has a minimum of seven (7) years experience in auditing commercial office properties similar to the Building; (iv) the auditor is not compensated in any way on a contingent fee basis for the audit; (v) Lessee and auditor shall sign a confidentiality agreement as reasonably required by Lessor concerning non-disclosure of any and all information related to such audit; and (vi) Lessor receives a copy of all information received by auditor.  If Lessor and Lessee dispute the results of any such audit, such dispute shall be submitted to arbitration according to the following procedure: Lessor and Lessee shall each, within thirty (30) days, select one (1) independent firm of audit professionals who meet (ii) and (iii) above (the “Audit Professionals”), and such two (2) Audit Professionals shall together select a third firm of Audit Professionals, which third firm shall be the Audit Professionals who shall resolve the dispute (the “Arbitrator”).  If either party fails to select a firm of Audit Professionals, then the firm of Audit Professionals selected by the party who did make its selection shall resolve the dispute.  The determination of the Arbitrator shall be final and binding upon both Lessor and Lessee.  If the Arbitrator determines that Lessee has made an underpayment, Lessee shall reimburse Lessor for the amount of the underpayment within thirty (30) days following such determination.  If the Arbitrator determines that Lessee has made an overpayment, Lessor shall reimburse Lessee for the amount of the overpayment within thirty (30) days following such determination.  If Lessor shall fail to pay the same within such thirty (30) day period, Lessee shall have the right to deduct the amount of such items, from any installments of Rent, becoming due under this Lease.  If the Arbitrator determines that Lessee has underpaid its obligations, Lessee shall pay Lessor such deficiency within thirty (30) days following such determination.  The determination of the Arbitrator shall be final and binding upon both Lessor and Lessee. All expenses of the audit (including the Arbitrator, if any) shall be borne by Lessee unless the Arbitrator determines that Lessor overstated the Operating Expenses by more than five percent (5%) in any Computation Year, in which case, Lessor shall promptly reimburse Lessee for the cost.

Lessor shall provide a copy of the annual real estate tax assessment notice to Lessee within ten (10) business days of Lessee’s written request thereof.

The rights and obligations of Lessee and Lessor under this Paragraph 3.6 shall survive the expiration or earlier termination of the Lease, provided that Operating Expense Payments shall be prorated to reflect any partial final year of the Term of the Lease.

Lessee covenants and agrees that in the event of a Partial Surrender and following after the Surrender Date, it shall (i) continue to be responsible, at its sole cost and expense, for the maintenance and operation of the cafeteria located within the Existing Premises for so long as Lessee, in its sole discretion, decides to continue to operate the cafeteria, Lessor acknowledging that upon expiration or termination of the Lease with respect to the Premises, including the cafeteria, Lessee’s obligation shall be limited to surrendering such Premises in good order and condition, normal wear and tear excepted, (ii) install sub-meters to measure the electricity consumed by the cafeteria equipment in the cafeteria and by Lessee’s data center equipment in the data center.  Lessee shall use commercially reasonable efforts to cause the public utility company supplying electricity to the Building to bill Lessee directly for the electricity charged by said sub-meters.  In the event that the public utility company cannot do so, Lessee shall pay to Lessor the amounts consumed as determined by said meter calculated at the rate structure then existing of utility companies supplying electrical energy to the Building for Lessee’s consumption, as so measured without any markup.  Said payment shall be due, as Additional Rent with the monthly installments of Base Rent coming due throughout the Term.  Notwithstanding anything to the contrary contained herein, if following a Partial Surrender, as a result of causes within Lessor’s reasonable control, a cessation of an “Essential Service” occurs and provided that such cessation is not due to any act or neglect of Lessee or Lessee’s agents, employees, contractors or invitees or any person claiming by through or under Lessee and if (i) Lessor fails to take commercially reasonable action under the circumstances to commence restoring the Essential Service within five (5) business days after Lessee gives written notice to the Lessor, and (ii) as a result of such cessation, the conduct of Lessee’s normal operations are materially and adversely affected such that Lessee’s personnel cannot reasonably perform their normal functions in all or any portion of the Premises and actually cease performing such functions (the “Impaired Premises”); then Rent shall abate with respect to the Impaired Premises on the seventh (7th) consecutive business day after Lessee’s business operations cease until such failure is substantially remedied in accordance with standards for first-class office buildings located within the Chester County, Pennsylvania area.   An “Essential Service,” for purposes for this paragraph shall mean (i) HVAC service to the Premises, (ii) electrical service to the Premises, (iii) elevator service, (however as long as one elevator is still in operation it will not constitute a cessation of an Essential Service), (iv) water and sewer service, (v) debris removal that prevents reasonable access to the Premises, (vi) parking in Lot G of Glenlock Corporate Campus of at least 4 parking spaces per 1,000 square feet in the Building provided however, that in the event available parking falls below the aforedescribed parking ratio and is the result of temporary repairs not to exceed thirty days to the utilities beneath such parking area or the staging of materials or equipment in the parking area in order for Lessor to provide Essential Services to the Building, then Lessee shall prior to availing itself of its remedies provided for herein provide Lessor with the opportunity to supply alternate parking in reasonable close proximity to the Building (for which Lessor, at its sole expense, will supply shuttle service if necessary, in Lessee’s reasonable discretion, to the Building from such alternate parking area) and if Lessor does in fact supply alternate parking so that the minimum ratio is satisfied, such parking condition shall not constitute a cessation of an Essential Service, (vii) pest control, (viii) janitorial service,  and (ix) legal compliance, to the extent Lessee is forbidden to operate the Permitted Use in the Premises.

12. Section 3.6(a)(iii)(f) is amended to provide that management fees payable to the management agent for the Building shall not exceed the prevailing amount charged for comparable services furnished to comparable first-class office buildings in the Chester County, Pennsylvania area.

13. Section 3.72 of the Lease (“Right to Contest Taxes”) is hereby modified to provide that Lessee shall not have the right to contest real estate taxes assessed against the Building.  Lessor agrees to use commercially reasonable efforts in connection with instituting when Lessor in its reasonable opinion deems it appropriate, the necessary proceedings to contest the real estate taxes assed against the Building.  Any refund, net of expenses, resulting from such contest or review shall be proportionately adjusted.

14. Section 7.2.1 of the Lease is hereby deleted and replaced with the following:

“Lessee, at Lessee’s expense, agrees to keep in force during the Term of this Lease:

(a) Lessee’s Liability Insurance.  Lessee shall procure and maintain at its own cost an occurrence from commercial general liability policy with such limits as may be reasonably requested by Lessor from time to time (which as of the date hereof shall be not less than $1,000,000 per occurrence under a combined single limit of coverage, $2,000,000 aggregate and $5,000,000 per occurrence and in the aggregate umbrella insuring Lessor, Lessor’s related parties and Lessee from any claims, demands or actions for injury to or death of any person or persons and for damage to property made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Premises.

Any general aggregate limit shall apply on a per location basis and shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability and employer’s liability insurance.  Lessee’s commercial general liability insurance shall name Lessor, its trustees, officers, directors, agents, and employees, Lessor’s mortgagees, and Lessor’s representatives, as additional insureds.  This coverage shall include blanket contractual liability, broad form property damage liability, premises/operations and products/completed operations hazards, personal and advertising injury, fire damage legal liability and medical payments and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from hostile fire.  Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

(b) Business automobile liability insurance covering owned, hired and non owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(c) Worker’s compensation and employer’s liability insurance.  The employer’s liability insurance shall afford limits not less than $1,000,000 per accident, $1,000,000 per employee for bodily injury by disease, and $1,000,000 policy limit for bodily injury by disease.  Such insurance shall comply with Lessee’s obligations to its employees under the laws of the state in which the Premises are located.

(d) All risk property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Lessee’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Lessee upon the Premises all for the full replacement cost thereof.  Lessee shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Lessee’s improvements, alterations, and additions to the Premises.  Lessor shall be named as loss payee with respect to alterations, additions, or improvements of the Premises.

(e) Business income and extra expense insurance with limits not less than one hundred percent (100%) of all charges payable by Lessee under this Lease for a period of twelve (12) months.  Lessee shall have the right to self insurance for the risks covered under this subparagraph (e) on the condition that by executing this Amendment Lessee acknowledges and agrees that Lessors shall not be responsible for any loss sustained by Lessee regardless of the cause of such loss that could be covered under the insurance described in this subparagraph (e) had Lessee procured such insurance from an independent insurance carrier and not by reason of self insurance and further provided that the waiver contained in Section 7.5 of the Lease shall apply regardless of such election to self insure.

Lessee’s Insurer Rating; Certification of Insurance.

(a) All policies required to be carried by Lessee hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Building is located with a rating of at least “A - X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Lessor.  Lessee shall not do or permit anything to be done that would invalidate the insurance policies required herein.  Liability insurance maintained by Lessee shall be primary coverage without right of contribution by any similar insurance that may be maintained by Lessor.  Certificates of insurance, acceptable to Lessor, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Lessor prior to delivery or possession of the Premises and ten (10) days following each renewal date.  Certificates of insurance shall include an endorsement for each policy showing that Lessor, its trustees, officers, directors, agents, and employees, Lessor’s mortgagees, and Lessor’s representatives are included as additional insureds on liability policies and that Lessor is loss payee for property insurance.  Further, the certificates must include an endorsement for each policy where the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Lessor.

(b) In the event that Lessee fails to provide evidence of insurance required to be provided by Lessee in this Lease, during the Term, within ten (10) days following Lessor’s request thereof, and thirty (30) days prior to the expiration of any such coverage, Lessor shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Lessee and payable upon written invoice thereof.

(c) The limits of insurance required by this Lease, or as carried by Lessee, shall not limit the liability of Lessee or relieve Lessee of any obligation thereunder.  Any deductible selected by Lessee shall be the sole responsibility of Lessee.

(d) Lessee insurance requirements stipulated herein are based upon current industry standards.  Lessor reserves the right to require additional coverage or to increase limits as industry standards change.

(e) Should Lessee engage the services of any contractor to perform work in the Premises, Lessee shall ensure that such contractor carries commercial general liability (including completed operations coverage for a period of three (3) years following completion of the work) business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same amount as are required of Lessee under this Lease.  Contractor shall name Lessor, its trustees, officers, directors, agents and employees, Lessor’s mortgagees and Lessor’s representatives as additional insureds on the liability policies required hereunder.

All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Building is located with a rating of at least “A - X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Lessor.  Certificates of insurance, acceptable to Lessor, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Lessor prior to the commencement of any work in the Premises.  Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Lessor.

The above requirements shall apply equally to any subcontractor engaged by contractor.

15. The first sentence of Section 7.6 is modified to read in its entirety as follows:  “Lessee hereby agrees to indemnify, protect, defend and hold harmless Lessor from and against any and all claims, loss of rents, damages, judgments, penalties, costs (including reasonable attorneys’ fee), and liabilities excluding consequential damages (collectively, the “Claims”) arising out of the occupancy of the Premises by Lessee, the conduct of Lessee’s business therein” or any gross neglect of Lessee or Lessee’s agents, contractors, employees or invitees.

The following paragraph is hereby added to Section 7.6 of the Lease:

Lessor, its agents, servants, employees, invitees, or contractors (each an “Indemnified Party’ ) shall not be liable to Lessee and Lessee hereby waives all claims against each Indemnified Party for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Property by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Property, but excluding, however, the gross negligence or willful misconduct of any Indemnified Party.  Except as to injury to persons or damage to property the principal cause of which is the gross negligence or willful misconduct of an Indemnified Party and excluding consequential damages, Lessee shall indemnify, defend and hold each Indemnified Party harmless from and against any and all expenses including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property  resulting from any act or occurrence in, on or about the Premises, or any part thereof from any cause whatsoever.

To the maximum extent permitted by law, Lessee shall indemnify, defend and hold harmless Lessor (including reasonable attorneys’ fees, investigation costs and remediation costs but excluding consequential damages) from and against any and all claims, demands, liabilities, damages, judgments, fines and penalties which in any manner whatsoever arise out of or are in any manner related to Lessee’s failure to maintain the Premises in accordance with the applicable provisions of this Lease, subject however to the waiver provided for in Section 7.5 of the Lease.

16. Section 10 of the Lease (“Utilities”) is hereby modified that provided to the extent utilities to the Premises can no longer be separately metered, Lessee shall reimburse Lessor when billed for Lessee’s percentage of such charges without any mark up as mutually agreed upon by Lessor and Lessee.  Lessor may include such charges in Operating Expense as provided for in Section 3.6.

17. Section 11 of the Lease (“Assignments and Subletting”) is amended as of the Effective Date by adding the following:

11.2           In the event Lessee desires Lessor’s consent to an assignment or subletting of all, or any part of the Premises other than in connection with any of the Corporate Events described in Section 11.4 for which no consent is required, Lessee, by notice in writing, shall offer to vacate the portion of the Premises sought to be sublet and to surrender the same to Lessor as of the date that Lessee proposed to vacate the Premises under the terms of the proposed sublease (the “Cancellation Date”).  Lessor may accept such offer by notice to Lessee given within twenty (20) days after the receipt of such notice from Lessee.  If Lessor accepts such offer, Lessee shall surrender to Lessor, effective as of the Cancellation Date, all Lessee’s right, title and interest in and to the portion of the Premises sought to be sublet or assigned unless Lessee retracts its requested assignment/sublet within thirty (30) days of Lessor’s cancellation notice.  If the entire Premises be so surrendered by Lessee, this Lease shall be canceled and terminated as of the Cancellation Date with the same force and effect as if the Cancellation Date were the date hereinbefore specified for the expiration of the full term of this Lease.

11.3           In the event Lessor does not accept such offer of Lessee referred to in Section 11.2 hereof, Lessor covenants not to withhold or delay its consent for a period of more than ten (10) days after the offer period expires to such proposed assignment or subletting by Lessee of such space to the proposed assignee or sublessee, such assignment or subletting may, at the option of Lessee, become effective at any time after such consent of Lessor, provided, however, that Lessor shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

(a) in the reasonable judgment of Lessor the proposed assignee or sublessee is of a character and engaged in a business such as are in keeping with the standards of Lessor in those respects for the Building and its occupancy;

(b) in the case of those assignments where Lessor’s consent is required under this Lease, the proposed assignee is of a financial strength and credit worthiness as the Lessor, in its reasonable discretion, deems sufficient to meet the monetary obligations of the Lease;

(c) in the reasonable judgment of Lessor the purposes for which the proposed assignee or sublessee intends to use the Premises sublet or assigned to it are such as are in keeping with the standards of Lessor for the Building and its occupancy, it being understood and agreed that any such written request for consent to a subletting or assignment shall specify the purpose for which the assignee or sublessee intends to use the Premises so assigned or sublet and Lessor shall not be required to consent to the use of the Premises for such specified purposes should such proposed use be  prohibited by this Lease or should same be a violation of applicable law;

(d) such subletting will be of at least an entire Unit (e.g. Unit 1B, 2B or 3B) other than Floor A1 following a Partial Surrender, which subletting will be in increments of at least 5,000 square feet, provided however Lessor may condition its consent, and will not be deemed unreasonable, if it requires Lessee to restore the Premises to the condition in which it existed (e.g. remove all demising walls) prior to such subletting;;

(e) Lessee shall reimburse Lessor for any reasonable expenses (not in excess of $2,000.00) that may be incurred by Lessor in connection with the said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of a proposed assignee or sublessee and legal expenses incurred in connection with the reviewing and granting of any requested consent to an assignment or subletting;

(f)  (i)  the proposed subletting shall not be advertised in a written or electronic publication at a rental rate less than the rental rates at which Lessor is offering comparable space in the Building for a comparable term;

(ii) Lessee shall not permit advertising for subletting the Premises or a part thereof until such advertising has been approved by Lessor, in writing which approval shall not be unreasonably withheld;

(iii) In the event Lessee enters into an agreement with a broker to market the Premises or a part thereof for sublet, Lessee shall notify Lessor, in writing, of the agreement specifying the material terms that the broker proposes to offer the space to prospective subtenants;

(g) Lessor shall not be deemed unreasonable, however, if it refuses to consent to any proposed sublease or assignment:  (i) in the event the proposed subtenant or assignee is a (a) tenant of the Building, or is a subsidiary or affiliate of any such tenant, subtenant or occupant, or (b) a person or entity, in each case with whom Lessor is then negotiating and Lessor has sufficient space in the Building to accommodate such entity’s space requirements or (ii) if, in the reasonable judgment of Landlord, the business of such proposed subtenant or assignee would (a) not be compatible with the type of occupancy of the building or (b) violate any exclusive rights granted to any other tenant in the Building, or (c) overburden the use of the facilities of the Building.

(h) Lessee shall pay to Lessor, as and for additional rent, with each monthly installment of rent due and payable by Lessee to Lessor, in case of a subletting, during the term of the sublease between Lessee and the sublessee, an amount equal to seventy-five (75%) of the difference between the rent payable by Lessee to Lessor with respect to the space covered by the sublease, and the rent received by Lessee from the sublessee for said space for the same period, and in the case of an assignment, during the remainder of the term of the Lease, an amount equal to the difference between the total rent payable by Lessee to Lessor under the terms of the Lease, and the total amounts payable by the assignee,  in excess of such total rent (in each case, net of  Lessee’s actual costs incurred in obtaining such sublessee/assignee, which costs shall be limited to reasonable counsel fees, brokerage commissions, sublessee/assignee lease takeover payments, sublessee/assignee moving expenses, advertising and costs incurred in fitting up of or improvement allowance for the space for such sublessee/assignee, which fit up costs shall be amortized on a straight line basis over the shorter of the term of the sublease/assignment and the useful life of such improvements).

11.4           Corporate Events.  Notwithstanding anything to contrary in this Lease, including Section 11 as amended by this Amendment, the parties hereby agree that (a) any change by Lessee in the form of its legal organization (such as, for example,  a change from a general to a limited partnership), (b) any transfer of fifty-one percent (51%) or more of Lessee’s assets, and any other transfer of interest effecting a change in identity of persons or entities exercising effective control of lessee, or (c) any transfer of any interest in this Lease to a subsidiary, parent or an affiliate of Lessee or a successor to Lessee by way of merger or consolidation, or (d) a bona fide, arms length transfer of a business operating group or other segment of Lessee’s business operations provided the transferee will continue the same or substantially the same business operations it engaged in prior to such transfer and further provided the combined revenue of the transferred operation and the transferee together with the assets transferred in conjunction with such transfer will reasonably enable the transferee to independently fulfill the obligations of the Lessee under this Lease, will not be deemed an assignment or sublet requiring Lessor’s prior written consent.  Lessee shall provide Lessor with written notice of such change in form or transfer within thirty (30) days prior to same.  The successor entity shall assume all of Lessee’s obligations under the Lease.

Upon the occurrence of any of the transfers described in subsections (a) through (d) above, or any other assignment of the Lease consented to by Lessor then provided Lessee supplies Lessor with evidence reasonably acceptable to Lessor that the transferee or successor entity has a tangible net worth as determined in accordance with generally accepted accounting principles, excluding so-called “good will” of at least Forty Million Dollars ($40,000,000.00), Lessee shall be relieved of all further liability and of its obligations under this Lease arising from and after the date of transfer.  The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded will not be deemed a “transfer of interest” under Section 11.

11.5           Each subletting effectuated pursuant to this Section 11 shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease.  Lessee covenants and agrees that, notwithstanding such assignment or any such subletting to any sublessee and/or acceptance of rent or additional rent by Lessor from any sublessee other than as set forth to the contrary in Section 11.4 above, Lessee shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Lessee to be performed.  Lessee further covenants and agrees that notwithstanding any such assignment or subletting, no other and further assignment or subletting of the Premises shall or will be made except upon compliance with and subject to the provisions of this Section 11.  Lessee shall promptly furnish to Lessor an executed copy of any and each permitted sublease.  In addition, Lessee shall furnish to Lessor an executed copy of an assumption agreement for any and each permitted assignment whereby the permitted Assignee shall assume and agree to perform, and be personally bound by and upon all of the agreements, terms, provisions and conditions set forth in this Lease on the part of Lessee to be performed, and whereby Assignee shall expressly agree that the provisions of this Section 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

11.6           If this Lease be assigned or if the Premises be sublet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, sublessee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Lessee’s covenants contained in this Section 11, or the acceptance of the assignee, sublessee or occupant as Lessee, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained other than as set forth to the contrary in Section 11.4 above.

18. In the event of a Partial Surrender, other than as set forth to the contrary in Section 20 below, Lessee shall have the continuing right, to its existing signage and branding inside its Premises and the common area immediately adjacent to its Premises, and subject to Lessor’s prior written approval reasonable replacements of such signage and branding in the Building Lobby.  When Lessor leases space to third party lessees, Lessor will install a Building directory in the common area of the main Building lobby, having a size and location Lessor and Lessee shall mutually agree upon.  Lessor will thereafter be entitled to maintain listings on the Building directory of the names of Lessee and any other firm, association or corporation in occupancy of the Premises or any part thereof, and the names of an aggregate number of not more than five (5) officers or employees of the foregoing.

The listing of any name other than that of Lessee, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in the Lease or in the Premises or be deemed to be the written consent of Lessor mentioned in this Section 18; it being expressly understood that any such listing is a privilege extended by Lessor revocable at will by written notice to Lessee.

19. Section 16 of the Lease is amended as of the Effective Date by adding after clause (iv) “or (v) via email provided that a hard copy of such email is also sent via any of the methods permitted by (i) through (iv)” and is also amended as of the Effective Date to provide that notices to the Lessor shall be as follows:

Lexington Lion Dunwoody L.P.

c/o ING Clarion Partners

230 Park Avenue, 12th Floor

New York, NY  10169

ATTN: Doug Wolski

20. Lessee acknowledges and agrees that as a result of a Partial Surrender of the Existing Premises certain modification, alterations and improvements may need to be made to portions of the Building to accommodate occupancy by multiple tenants and that certain portions of the Building (e.g. loading dock, elevators in the A-wing of the Building, certain lavatories in the A-wing of the Building, directory signs and common lobbies) will become common areas, as more particularly shown on Exhibit A.  In addition, the security access system to the Building may be modified by Lessor to accommodate occupancy by multiple tenants.  In such event, all reasonable costs incurred by Lessor in connection with maintaining such modified security access system to the Building will be included in Operating Expenses.  In the event Lessee desires to provide supplemental security services in the Building and/or security personnel in the Building’s lobby, it may do so at its sole cost and expense.  Any such supplemental security service shall be subject to the prior written consent of Lessor, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the preceding, Lessee shall have the right without Lessor consent to install card access readers to the Board Room  located on the Second Floor of Building A and to the two (2) training rooms located on the Third Floor of Building A, each as identified on Exhibit A hereto.  Furthermore, Lessee shall have the right to designate one or more areas of the Premises for the storage of confidential information and Lessor agrees (x) that it shall not enter into any such areas without being escorted by a Lessee representative who Lessee agrees to supply upon request within a reasonable time (unless in an emergency and in such event the Lessor may enter at anytime) and (y) in the event it enters into such areas Lessor shall use commercially reasonable best efforts to preserve the security of Lessee’s information.  Any supplemental security services provided by Lessee shall be performed in a manner that does not interfere with the use and enjoyment of the Building by other Building tenants, or their employees and invitees.  Furthermore, at such time as Lessor commences construction in connection with the separation of the Partial Surrender space, Lessee shall at its sole cost and expense (i) remove the security desk from its current location and at Lessee’s option, in its sole discretion, install a smaller security desk to either of the locations designated as Option 1 or Option 2 on Exhibit J, subject to compliance with all applicable codes and to minor modifications which Lessor may reasonably request and which are mutually agreed upon.  Lessee agrees that Lessor shall have the right to approve the design of the security desk (regardless of whether Lessee selects Option 1 or Option 2) and the design of the lobby area in the case of Option 2, which approval in both cases shall not be unreasonably withheld or delayed.  Regardless of the location of the security desk, Lessee agrees to pay Base Rent for the occupied area as measured by the architect described in Paragraph 11 of this Amendment,  (ii) remove its identification sign from the soffit in the main lobby of the Building and install either an identification sign to the front of Lessee’s new security desk if Lessee chooses Option 1or a wall identification sign having a design, size and location to be mutually agreed upon by Lessor and Lessee if Lessee chooses Option 2, (iii) remove Lessee specific identification from the existing lobby media wall, but in all other respects, subject to the mutual agreement of Lessor and Lessee, the media wall shall remain, and (iv) modify its signs on the exterior monument signs such that the Lessee shall only be entitled to the Lessee’s Proportionate Share of the total sign area permitted by applicable law on such monument signs and in all such cases repair all damage caused by the actions taken in connection with items (i)(ii) and (iv) and (iii) with respect to Lessee’s specific identification on the existing lobby media wall only, unless such repair would not be necessary due to the work to be undertaken by Lessor as provided for in this Paragraph 20. From and after the Surrender Date, Lessee agrees that Lessor and Lessor’s representatives shall have access to the Premises for purposes of creating various common areas shown on Exhibit A.    Such work shall include, at Lessor’s sole cost and expense and not includable in Operating Expenses, the undertaking of all alterations and/or improvements deemed necessary, in Lessor’s sole judgment; provided all of such alterations and/or improvements shall be in accordance with standards for first-class office buildings in the Chester County, Pennsylvania area to accommodate multi-tenant use of the Building.  Furthermore, in no event shall any such remodeling materially adversely affect Lessee’s use and enjoyment of the common areas, including, without limitation, the parking areas and Lessee’s existing equipment or signage that Lessee is not required by this Amendment to remove (and reasonable maintenance and/or replacements of same).  In connection with any such alteration and/or improvement work to be performed to the Premises, Lessee agrees to cooperate with Lessor and Lessor’s contractors, including but not limited to providing access to the Premises as needed, and, if necessary, relocating Lessee’s employees and equipment in connection with Lessor’s work.  Lessor agrees to use its reasonable efforts to minimize any disruption to Lessee’s business operations, but such efforts will not be deemed to require Lessor to perform its work during overtime or non business hours.

21. Brokers.  Lessor and Lessee each represents to the other that is has not dealt with any real estate broker with respect to this Amendment and no broker is in any way entitled to any broker’s fee or other payment from Lessor in connection with this Amendment.  Lessor and Lessee (each, the “Indemnifying Party”) shall indemnify and defend the other against any claims by any other broker or third party claiming through the Indemnifying Party for any commission or payment of any kind in connection with this Amendment.

22. Counterparts.  This Amendment may be executed in any number of counterparts and by facsimile or e-mail (e.g. pdf), each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.  Each person signing below is duly authorized to execute this Amendment.

23. Reaffirmation of Obligations.  Lessor and Lessee each hereby acknowledges and reaffirms all of its obligations under the Lease, as such Lease has been amended by this Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and enure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as modified by this Amendment, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the other terms of the Lease, the terms of this Amendment shall supersede and control the obligations and liabilities of the parties.

24. Modifications.  This Amendment may not be modified or terminated except in a writing signed by all parties.

25. Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

26. No Default.  Lessee represents and warrants to Lessor that, to its knowledge (i) Lessor is not in default of any of its obligations under the Lease, (ii) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Lessor under the Lease.  Lessor represents and warrants that, to its knowledge (x) Lessee is not in default of any of its monetary obligations under the Lease and, to the best of its knowledge, without undertaking any inquiry or investigation or inspection of the Premises, Lessee is not in default of any of its non-monetary obligations under the Lease and (y) no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Lessee under the Lease.

SIGNATURES APPEAR ON FOLLOWING PAGE

47752/0001-6011329v12

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be duly executed and delivered as of the date and year above written.

“LESSOR”

LEXINGTON LION DUNWOODY, L.P.
By: Lexington Lion Dunwood GP LLC,
its general partner
By:  CLPF – LXP/LV, LP., its sole member
By: CLPF – LXP/LC GP, LLC,
its general partner
By: Clarion Lion Properties Fund Holdings, L.P., its sole member
By:  CLPF-Holdings, LLC, its general partner
By: Clarion Lion Properties Fund Holdings REIT, LLC, its sole
By: Clarion Lion Properties Fund, LLC,
its managing member
By: ING Clarion Partners, LLC,
its manager

By:/s/Margaret Egan______________________
Print Name: Margaret Egan
Print Title: Authorized Signatory

“LESSEE”

ING USA ANNUITY AND LIFE INSURANCE COMPANY, a Delaware corporation

By:/s/ Ronald Falkner____________________
Print Name:  Ronald Falkner
Print Title:    Vice President

47752/0001-6011329v12

Exhibit A  Common Areas

TRAINING
TRAINING
OFFICE
OFFICE
SERVER ROOM
OFFICE
OFFICE
SUITE "A"
CAFE
CAFE SEATING
ELEV.
LOWER LOBBY
ELEVATOR LOBBY
CORRIDOR
CORRIDOR
MECHANICAL
WOMENS
MENS
STAIR
SUITE "B"
OFFICE
OFFICE
OFFICE
STAIR
RECEIVING
STAIR
MAIL ROOM

ING
1ST FLOOR – BUILDING A
1475 DUNWOODY DRIVE
WEST CHESTER, PA

16,998 USF

47752/0001-6011329v12

47752/0001-6011329v12

LOBBY
ELEVATOR LOBBY
OPEN TO BELOW
STAIR
WOMENS
MENS
OFFICE
COPY

ING
3RD FLOOR – BUILDING A
1475 DUNWOODY DRIVE
WEST CHESTER, PA

20,398 USF

47752/0001-6011329v12

Exhibit I

ING
1ST FLOOR – BUILDING A
1475 DUNWOODY DRIVE
WEST CHESTER, PA

21,287 SF

*Total Bldg A = 66,445 sf*

*Total Property = 126,444*

47752/0001-6011329v12

BOARD ROOM (EXISTING FURNITURE)
LOBBY
MAIN LOBBY
STAIR
ELEVATOR LOBBY
WOMENS
MENS
KITCHEN
LIBRARY
COPY
CORRIDOR
STAIR
COPY
OFFICE

ING
2ND FLOOR – BUILDING A
1475 DUNWOODY DRIVE
WEST CHESTER, PA

21,950 SF

47752/0001-6011329v12

OFFICE
OFFICE
OFFICE
LOBBY
ELEVATOR LOBBY
OPEN TO BELOW
STAIR
COPY
KITCHEN

ING
3RD FLOOR – BUILDING A
1475 DUNWOODY DRIVE
WEST CHESTER, PA

23,208 SF

47752/0001-6011329v12

OFFICE
OFFICE
OFFICE
CONFERENCE
WORK ROOM
CORRIDOR
STOR.
EQUIP.
ELEC.
LAN
COPY
FAX ROOM
KITCHEN
COAT
COAT
COAT
LOBBY
CONF.
ELEV. MECH. RM.
STOR.
COPY
COAT
MARKETING STORAGE
MEN
WOMEN
JAN.
STOR.
HEALTH CLUB

ING
1ST FLOOR – BUILDING B
1475 DUNWOODY DRIVE
WEST CHESTER, PA

19,821 SF

Total Bldg B - 59,999 sf

47752/0001-6011329v12

OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
NEW CONF.
FILES
FILES
FILES
FILES
COPY
EQUIP.
EQUIP.
EQUIP.
KEY ACCOUNTS STOR.
KITCHEN
STOR.
ELEC.
LAN
COAT
MEN
WOMEN
SUPPLY
COPY
CONFERENCE
FILES
FILES
OFFICE
OFFICE

ING
2ND FLOOR – BUILDING B
1475 DUNWOODY DRIVE
WEST CHESTER, PA

19,829 SF

47752/0001-6011329v12

OFFICE
CLOSETS
TELEPHONIC MONITORING
COPY
KITCHEN
LAN
ELEC.
STOR.
COAT
MEN
WOMEN
JAN.
STORAGE
CASH ROOM
NEW OFFICE

ING
3RD FLOOR – BUILDING B
1475 DUNWOODY DRIVE
WEST CHESTER, PA

20,349 SF

47752/0001-6011329v12

Exhibit J

J-1
47752/0001-6011329v12